                                                                    EXHIBIT 99.2


                              LETTER OF TRANSMITTAL

            to accompany certificates formerly representing shares of $2.625 Convertible Exchangeable Preferred Stock, $1.50 par value, of

                               CONTOUR ENERGY CO.

             This Letter of Transmittal should be completed, signed
             and submitted, together with the certificates formerly
                 representing your shares of Contour Energy Co.
              $2.625 Convertible Exchangeable Preferred Stock, to:

                         COMPUTERSHARE INVESTOR SERVICES

By Mail:                                      By Hand or Courier:

COMPUTERSHARE INVESTOR SERVICES               COMPUTERSHARE INVESTOR SERVICES
P.O. Box 1596                                 1203 West Alameda Parkway
Denver, CO 80201-1596                         Suite Z-2
                                              Lakewood, CO 80228

         Pursuant to the reclassification of each share of Contour Energy Co. ("Contour") $2.625 Convertible Exchangeable Preferred Stock, $1.50 par value, into three shares of Contour Common Stock, $0.10 par value, and one share of $7.25 Redeemable Cash Equivalent Preferred Stock, $1.50 par value, which will be immediately redeemed upon issue for $7.25 in cash (the "Reclassification"), the undersigned encloses herewith and surrenders the following described certificates (the "Certificates") formerly representing shares of Contour $2.625 Convertible Exchangeable Preferred Stock, $1.50 par value (the "Shares"):

----------------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF CERTIFICATES SUBMITTED
                                           (If the space provided below is inadequate, the
                                          Certificate numbers and number of Shares should be
                                           listed on a separate schedule signed and affixed
                                                              hereto.)
----------------------------------------------------------------------------------------------------------------------------------
                                                                            Certificates                    Number of Shares
             Name and Address of Registered Holder                           Number(s)                       Represented by
                                                                          (if applicable)                     Certificate
----------------------------------------------------------------- --------------------------------  ------------------------------

                                                                  --------------------------------  ------------------------------


                                                                  --------------------------------  ------------------------------


                                                                  --------------------------------  ------------------------------


                                                                  --------------------------------  ------------------------------

                                                                  Total Shares:................

----------------------------------------------------------------------------------------------------------------------------------
        NOTE: If the name or address indicated on the label above is not correct, please make any necessary changes therein.
----------------------------------------------------------------------------------------------------------------------------------

         You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated above (unless otherwise instructed in the following boxes) a certificate for three shares of Contour Common Stock, $0.10 par value, and a check in the amount of $7.25 in cash (the "Reclassification Cash"), for each share of Contour $2.625 Convertible Exchangeable Preferred Stock, $1.50 par value.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF) AND ALL OTHER DOCUMENTS AND INSTRUMENTS REQUIRED HEREBY SHOULD BE MAILED OR DELIVERED TO COMPUTERSHARE INVESTOR SERVICES AT ONE OF THE ADDRESSES SET FORTH ABOVE. UNLESS AND UNTIL THE CERTIFICATE(S) EVIDENCING FORMER SHARES OF CONTOUR $2.625 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK IS SURRENDERED TO COMPUTERSHARE INVESTOR SERVICES, NO DISTRIBUTION OF ANY KIND PAYABLE TO HOLDERS OF RECORD OF FORMER SHARES OF CONTOUR $2.625 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK SHALL BE PAID TO SUCH HOLDER AND NO INTEREST WILL ACCRUE ON SUCH UNPAID DISTRIBUTIONS BEFORE PAYMENT.

-------------------------------------------------------------------------------

                              SPECIAL REGISTRATION
                            AND PAYMENT INSTRUCTIONS

COMPLETE ONLY if the stock certificate evidencing the Contour Common Stock is to be registered in and the check representing the Reclassification Cash is to be made payable to a name OTHER than the name(s) of the registered holder(s) appearing under "DESCRIPTION OF CERTIFICATES SUBMITTED."

Issue stock certificate and check and mail to (See Instruction 2 below):

Name:      __________________________________________
Address:   __________________________________________
           __________________________________________

_______________________________________________________________________________
                                   (Signature)

Signature(s) guaranteed by an Eligible Guarantor Institution:
(See Instruction 2.D)

Authorized Signature  _______________________________
Name of Firm          _______________________________

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                          SPECIAL DELIVERY INSTRUCTIONS

COMPLETE ONLY if delivery of the stock certificate evidencing the Contour Common Stock and the check representing the Reclassification Cash are to be made OTHER than to the address of the registered holder(s) appearing under "DESCRIPTION OF CERTIFICATES SUBMITTED" or, if the box immediately to the left is filled in OTHER than to the address appearing therein.

Mail or deliver stock certificate and check to:

Name:      _________________________________________
           _________________________________________
Address:   _________________________________________
           _________________________________________


-------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                         TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9
                                                                                                         -------------------------
Please provide your Taxpayer Identification Number (or the Taxpayer
Identification Number of the person named in the "SPECIAL REGISTRATION AND
PAYMENT INSTRUCTIONS" box above) in the space at right and certify (or have the                          -------------------------
person named in the "SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS" box above certify) by signing and dating below. For most individual taxpayers, the
Taxpayer Identification Number is such person's Social Security Number.



Under the penalties of perjury,  I certify that: (i) the number provided in this box is my correct Taxpayer Identification Number and (ii) I am not subject to backup withholding.

Dated:________________________________________         Sign Here:________________________________________________________

NOTE:  FAILURE TO COMPLETE AND RETURN THIS  INFORMATION  WILL RESULT IN BACKUP  WITHHOLDING ON PAYMENTS DUE TO YOU.
SEE INSTRUCTIONS 2.E AND 3.

----------------------------------------------------------------------------------------------------------------------------------


         The undersigned hereby warrants that the undersigned has full power and authority to submit, sell, assign and transfer the Shares evidenced by the Certificates described above, and that the Shares are free and clear of all liens, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the transfer of the Shares evidenced by the Certificates.

         All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, representatives, successors and assigns of the undersigned.

----------------------------------------------------------------------------------------------------------------------------------
Date: ____________________________
                                                                                                  SIGNATURE

________________________________________________________________      ->       ______________________________________________
                    City and State where signed

________________________________________________________________      ->       ______________________________________________
               Telephone number (including area code)                             Signature(s) of Shareholder(s) or Agent(s)
                                                                                  (exactly as reflected on the Certificate)

----------------------------------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS:

1. DELIVERY OF LETTERS OF TRANSMITTAL AND OLD CERTIFICATES, MAILING OF NEW CERTIFICATES.

         The method of delivery of this Letter of Transmittal and Certificate(s) to Computershare Investor Services is at your option and risk, but, if sent by mail, registered mail is suggested. A pre-addressed envelope is enclosed for your convenience.

         A stock certificate for the shares of Contour Common Stock and a check for the Reclassification Cash will be mailed by Computershare Investor Services as soon as practicable after receipt of a properly executed Letter of Transmittal together with the Certificate(s) and receipt of instruction from Contour.

2.       SIGNATURES; CERTIFICATES IN DIFFERENT NAMES.

         A. The signature (or signatures, in the case of Certificate(s) owned by two or more holders) on this Letter of Transmittal should correspond exactly with the name(s) of the registered holder(s) as written on the face of the Certificate(s) unless such Certificate(s) has been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificate(s).

         B. The Certificate(s) need not be endorsed or accompanied by any instrument of assignment or transfer other than this Letter of Transmittal, if registered in the name of the person(s) signing this Letter of Transmittal as long as the certificate for Contour Common Stock and the check for the Reclassification Cash are to be issued to such person(s).

         C. If this Letter of Transmittal is signed or if the endorsement on any Certificate is executed by a trustee, executor, administrator guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing this Letter of Transmittal or executing the endorsement must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with any Certificate(s).

         D. If the stock certificate evidencing the Contour Common Stock and the check for the Reclassification Cash are to be registered in and made payable to the name of a person other than the person(s) in whose name(s) the Contour $2.625 Convertible Exchangeable Preferred Stock is registered, the signature of the person(s) signing this Letter of Transmittal must be guaranteed in the "Special Registration and Payment Instruction" box by an Eligible Guarantor Institution (as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934 (12 CFR 240.17Ad-15)) in the space provided.

         E. The person in whose name the certificate evidencing Contour Common Stock and the check for the Reclassification Cash are to be issued must supply his Taxpayer Identification Number and provide the certification contained in the "TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9" box on this Letter of Transmittal. If the Shares are held in more than one name, consult the W-9 Guidelines for information on which Taxpayer Identification Number to report. Failure to furnish the Taxpayer Identification Number and the certification will result in backup withhold on payments due to the holder. See Instruction 3.

         F. If you have any questions about the surrender of your certificate(s) or completion of this Letter of Transmittal, please contact Computershare Investor Services at (303) 986-5000.

         G. If a holder wishes to receive multiple Contour certificates and/or checks, such holder should attach to this Letter of Transmittal written instructions indicating the number of Contour certificates and/or checks desired and the number of shares of Contour Common Stock and/or the amount of cash to be represented by each Contour certificate and/or check.

3.       31% BACKUP WITHHOLDING

         Under Federal income tax law, a payer must generally withhold 31% of interest, dividends and certain other payments if the payee fails to furnish such payer with the correct Taxpayer Identification Number if such number is the person's Social Security Number. The registered holder (or, if the stock certificate is to be registered and the check is to be issued in the name of another person as provided in Instruction 2, then such person) should provide the Taxpayer Identification Number and the certification in the "TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9" box on this Letter of Transmittal. The payee must cross out the subpart (ii) of the certification if the Internal Revenue Service has notified the payee that he or she is subject to backup withholding due to the under reporting of dividends or interest on the payee's tax forms.

4.       MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES

         If a Certificate(s) has been mutilated, lost, stolen or destroyed, you should complete this Letter of Transmittal and indicate that the certificates have been lost, stolen or destroyed. Computershare Investor Services will forward the documentation and instructions necessary to receive delivery of the certificate evidencing the Contour Common Stock and the check for the Reclassification Cash.


                                       4